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                                    EXHIBIT 5

                     Opinion of Brobeck, Phleger & Harrison.

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                                  [LETTERHEAD]

                                 October 6, 1995

Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134-1706

                 Re: Cisco Systems, Inc. Registration Statement for Offering of 233,447 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 233,447 shares of the common stock ("Common Stock") of Cisco Systems, Inc. (the "Company") issuable under the Combinet, Inc. Incentive and Nonqualified Stock Option Plan (the "Option Plan") as assumed by the Company on September 29, 1995. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the assumed Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,

                           /s/BROBECK, PHLEGER & HARRISON

                           BROBECK, PHLEGER & HARRISON